Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Agreement”) is entered into as of September 11, 2019 (the “Effective Date”) between Bryan Ingram (the “Executive”) and Broadcom Inc., a Delaware corporation (together with its subsidiaries and affiliates, the “Company”) with reference to the following facts:

A.    Executive notified the Company of Executive’s intent to retire from his employment with the Company effective as of November 3, 2019 (the “Original Retirement Date”).

B.    The Company desires to assure itself of the continued services of Executive in Executive’s areas of expertise and work experience to assist the Company in transitioning Executive’s duties and responsibilities to Executive’s successor(s).

C.    Executive desires to provide transition services to the Company and remain eligible for certain compensation in connection with such services.

D.     In order to facilitate such services, Executive and the Company have agreed that, instead of the Original Retirement Date, Executive’s employment with the Company is now intended to end effective upon March 20, 2020 (the “Planned Separation Date”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.    Separation; Resignation as Officer; At-Will Employment.

(a)    Separation Date. The Company and Executive agree that Executive’s employment with the Company shall not end on the Original Retirement Date but instead, to the extent not terminated by the Company or Executive earlier, shall end effective as of the Planned Separation Date (the date Executive’s employment with the Company actually occurs, the “Separation Date”).

(b)    Resignation as Officer. Effective as of the end of the business day on the Original Retirement Date, Executive shall cease to constitute an officer of the Company. Executive hereby agrees to execute such additional documents determined necessary or appropriate by the Company to effect Executive’s resignation as an officer of the Company and any of its subsidiaries, provided, that any such documents shall be consistent with the terms of this Agreement.

2.    Transition Period.

(a)    Transition Period. From the end of the working day on the Original Retirement Date through the Separation Date (the “Transition Period”), Executive shall remain employed on a part-time basis by the Company and shall be available to provide at least twenty (20) hours per week of transition services in Executive’s areas of expertise and work experience and responsibility (the “Transition Services”). During the Transition Period, Executive will not be required to regularly report to the Company’s offices but agrees to make himself available, including to come into the Company’s offices, upon reasonable notice by the Company. Executive’s title during the Transition Period shall be Special Advisor.

(b)    Salary and Benefits Continuation. During the Transition Period, Executive will be paid a base salary at the rate of $55,000 per annum in accordance with the Company’s standard payroll procedures. All payments made to Executive during the Transition Period will be subject to standard payroll deductions and withholdings. Executive will remain eligible to participate in the Company’s employee benefit programs in accordance with their terms.

(c)    FY 2019 Bonus. Executive shall remain eligible to be paid Executive’s target bonus under the Company’s FY19 Annual Performance Bonus Plan for Executive Employees in accordance with its terms and based on actual performance for fiscal year 2019. Any bonus earned for fiscal year 2019 will be paid at the same time bonuses are paid to other Company executives. Executive shall not be eligible for a bonus in respect of fiscal year 2020.

(d)    Equity Awards. During the Transition Period, Executive’s outstanding restricted stock units (“RSUs”) and performance stock units (“PSUs”) will continue to vest in accordance with the terms and conditions of the plan pursuant to which they were granted and the awards evidencing such RSUs and PSUs. Any RSUs and PSUs that are unvested as of the Separation Date shall thereupon be forfeited.

(e)    Protection of Information. Executive agrees that, during the Transition Period and thereafter, Executive will not, except for the purposes of performing the Transition Services, seek to obtain any confidential or proprietary information or materials of the Company.

3.    Final Paycheck; Payment of Accrued Wages and Expenses; Other Vested Benefits.

(a)    Final Paycheck. As soon as administratively practicable on or after the Separation Date, the Company will pay Executive all accrued but unpaid base salary earned through the Separation Date, subject to standard payroll deductions and withholdings. Executive is entitled to this payment regardless of whether Executive executes this Agreement.

(b)    Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Separation Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement.

(c)    Other Vested Benefits. Any other vested benefits accrued by Executive prior to the Separation Date under employee benefit plans of the Company shall be paid or provided to Executive in accordance with, and as such obligations become due under, the terms of the applicable plan. Executive is entitled to these vested benefits regardless of whether Executive executes this Agreement.

4.    Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and separation therefrom. Executive further acknowledges that the opportunity to continue to serve the Company during the Transition Period and, in turn, continue to vest in Executive’s RSUs and PSUs, is not something that Executive is entitled to and constitutes good and valuable consideration for the release provided herein. In addition, Executive acknowledges that, other than that certain Agreement Regarding Confidential Information and Proprietary Development between Executive and New SPG, a predecessor of the Company, , dated November 18, 2005 (the “Confidentiality Agreement”) and the agreements evidencing Executive’s RSUs and PSUs, this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, the Amended and Restated Severance Benefit Agreement between Avago Technologies Limited, a predecessor of the Company, and Executive dated as of January 23, 2014 (the “Severance Agreement”), any offer letter, employment agreement, bonus plan or arrangement and/or change in control agreement, and each such agreement shall be deemed terminated and of no further effect as of the Effective Date.

5.    Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 5, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a)    Released Claims. On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of implied or express contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, slander, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)    Unreleased Claims. Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)    Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)    Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)    Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

(iv)    Claims to any benefit entitlements vested as the date of Executive’s employment separation, pursuant to written terms of any Company employee benefit plan;

(v)    Claims for indemnification under any indemnification agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi)    Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(c)    Acknowledgment. In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i)    Executive should consult with an attorney before signing this Agreement;

(ii)    Executive has been given at least twenty-one (21) days to consider this Agreement;

(iii)    Executive has seven (7) days after signing this Agreement to revoke it. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Agreement to Debbie Streeter, Vice President of Human Resources, Broadcom Inc., 1320 Ridder Park Drive, San Jose, CA 95131. Executive understands that if he revokes this Agreement, it will be null and void in its entirety, and he will not be entitled to any payments or benefits provided in this Agreement, other than as provided in Section 2.

(d)    EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

6.    Non-Disparagement, Transition, Transfer of Company Property and Limitations on Service. Executive further agrees that:

(a)    Non-Disparagement. Executive agrees that Executive shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. Nothing in this Section 6(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b)    Transfer of Company Property. Executive shall deliver to the Company within ten (10) business days of the Separation Date all originals and copies of correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents concerning the Company’s customers, business plans, marketing strategies, products, processes or business of any kind and/or which contain proprietary information or trade secrets which are in the possession or control of Executive or Executive’s agents or representatives. In addition, Executive shall return to the Company within ten (10) business days following the Separation Date all equipment of the Company in Executive’s possession or control, including, without limitation, Executive’s laptop computer, along with all other equipment and originals and copies of correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents concerning the Company’s customers, business plans, marketing strategies, products, processes or business of any kind and/or which contain proprietary information or trade secrets which are in the possession or control of Executive or Executive’s agents or representatives.

7.    Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

8.    No Assignment by Executive . Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

9.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

10.    Arbitration; Venue. Executive acknowledges that Executive and the Company entered into a Mandatory Employment Arbitration Agreement substantially in the form set forth on Exhibit A (it being understood that for the purposes of such agreement Executive constitutes the Participant referenced therein) in connection with equity awards granted to Executive during fiscal year 2019 (the “Arbitration Agreement”). All controversies, claims and disputes arising out of or relating to this Agreement shall be resolved as provided in the Arbitration Agreement. Notwithstanding the foregoing, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them under Section 6(a) hereof, and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of Section 6(a) of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Any action seeking such injunctive relief, along with any other action relating to this Agreement that is excluded from the Arbitration Agreement, shall be instituted and prosecuted exclusively in the federal or state courts located in the Alameda County, California, and each of the Company and Executive waive any right to change of venue.

11.    Miscellaneous. This Agreement, collectively with the Confidentiality Agreement, the Arbitration Agreement and the agreements evidencing Executive’s RSUs and PSUs, comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, the Severance Agreement. The Company and Executive acknowledge that Executive’s employment with the Company is and shall continue to be “at-will,” as defined under applicable law. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer or other duly authorized officer of the Company. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

12.    Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

13.    Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidentiality Agreement. Executive acknowledges and agrees that the vesting in Section 2 shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement. For the avoidance of doubt and notwithstanding anything herein to the contrary, nothing in the Confidentiality Agreement or this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination or anti-retaliation provisions of federal, state or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Confidentiality Agreement or this Agreement: (i) Executive shall not be in breach of the Confidentiality Agreement or this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

14.    Executive’s Cooperation. After the Separation Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company, or about which Executive has knowledge (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment. If Executive received from any third party (excluding government entities) notice that he is required to provide testimony or information in any context about the Company or any Releasee, except as prohibited by applicable law, Executive agrees to provide the General Counsel of the Company with written notice of such notice within twenty-four (24) hours of receiving it. Thereafter, Executive agrees to cooperate with the Company in responding (if necessary) to such legal process. To the extent legally permissible, Executive also agrees not to testify or provide any information if the Company has informed Executive of its intent to contest the validity or enforceability of any request, subpoena, or court order until such time as the Company has informed Executive in writing that it consents to Executive’s testimony or has fully exhausted its efforts to challenge any such request, subpoena, or court order. If Executive is required to provide testimony about the Company or any Releasee, Executive shall testify truthfully at all times.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: September 11, 2019	/s/ Bryan Ingram
Bryan Ingram

DATED: September 11, 2019	BROADCOM INC.

	By:	/s/ Hock E. Tan
	Name:	Hock. E. Tan
	Title:	CEO

Exhibit A

BROADCOM INC. MANDATORY EMPLOYMENT ARBITRATION AGREEMENT

Broadcom Inc., together with all direct and indirect subsidiaries of Broadcom Inc., including the Broadcom Inc. entity by which Participant is employed (collectively, the “Company”) has adopted this Mandatory Employment Arbitration Agreement (the “Agreement”) to govern all disputes between the Company and Participant.

1.    General Intent of the Parties. It is the intent of the Company and the Participant that all employment related disputes between the Company and Participant will, to the fullest extent permitted by law, be resolved by final and binding arbitration.

2.    Covered Claims. “Covered Claims” include any and all claims or controversies between the Company and any Participant (or between one or more Participants, employees and any present or former officer, director, agent, or employee of the Company or any parent, subsidiary, or other entity affiliated with the Company), including claims or controversies that are related to employment, compensation, including equity awards, or receipt of or eligibility for benefits arising out of employment, and post-employment disputes including, without limitation, contract claims, tort claims, common law claims and claims based on any federal, state or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family Medical Leave Act, and any other applicable federal or state law or regulation or local ordinance governing employment and compensation; but excluding Excluded Claims.

3.    Excluded Claims. Excluded Claims are not subject to arbitration. “Excluded Claims” include (a) claims for unemployment and workers’ compensation benefits, (b) claims under the National Labor Relations Act, (c) administrative claims for unpaid wages or waiting time penalties before the California Division of Labor Standards Enforcement and any other administrative claims that an employee cannot, as a matter of law, be required to assert solely by arbitration; provided, however, that any appeal from an award or from denial of an award by any administrative agency with primary jurisdiction shall be arbitrated pursuant to the terms of this Agreement; (d) to the extent DFARS 252.222-7006 applies, any claims under Title VII of the Civil Rights Act of 1964, or any tort arising out of sexual harassment or sexual assault, unless the Participant further consents to arbitration after the time the dispute arises; and (e) representative claims brought under the California Private Attorney General Act.

4.    Provisional Remedies. This Agreement does not limit the right of the Company or Participant to seek any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect the Company’s or Participant’s rights and interests pending the outcome of an arbitration, including but not limited to claims for violation of any non-disclosure or other agreement between Participant and the Company for the protection of confidential and proprietary information and trade secrets and/or invention assignment.

5.    Arbitration. Covered Claims shall be resolved by final and binding arbitration in the County in which the Participant currently works or last worked for the Company. The arbitration will be conducted by a single, neutral arbitrator in accordance with the JAMS (Judicial Arbitration and Mediation Service) Employment Arbitration Rules and Procedures, which can be found at www.jamsadr.com, or by any other arbitration provider mutually agreed by the Company and Participant. The arbitrator will be selected in accordance with JAMS’s applicable arbitrator selection rules, or the selection rules of any other agreed arbitration provider. The Company and Participant shall be entitled to more than minimal discovery and the arbitrator shall prepare a written decision containing the essential

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findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitation and the same remedies that would apply if the claims were brought in a court of law.

6.    Enforcement. Either the Company or Participant may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award, and shall be entitled to recover fees and costs associated with any such motion to compel arbitration or to enforce an arbitration award. Otherwise, except as provided in Section 4, above, neither the Company nor Participant shall initiate or prosecute any lawsuit or claim in any way related to any arbitrable claim, including without limitation any claim as to the making, existence, validity, or enforceability of this Agreement.

7.    Governing Law. The arbitration provisions of this Agreement shall be governed by and enforceable pursuant to the Federal Arbitration Act. In all other respects for provisions not governed by the Federal Arbitration Act, this Agreement shall be construed in accordance with the laws of the state in which the Participant currently works, or last worked, for the Company, without reference to conflicts of law principles.

8.    Costs of Arbitration. The Company shall pay all costs unique to arbitration, including without limitation arbitration administrative fees, arbitrator compensation and expenses, and costs of any witnesses called by the arbitrator (“Arbitration Costs”). Unless otherwise ordered by the arbitrator under applicable law, the Company and Participant shall each bear his, her or its own expenses, such as expert witness fees and attorneys’ fees and costs. Nothing herein shall prevent the Company or Participant from seeking a statutory award of reasonable attorneys’ fees and costs.

9.    Waiver of Right to Jury Trial; Class Action Waiver. THE COMPANY AND PARTICIPANT UNDERSTAND AND AGREE THAT THIS AGREEMENT CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY COVERED CLAIMS. PARTICIPANT UNDERSTANDS AND ACKNOWLEDGES THAT THIS AGREEMENT ALSO CONSTITUTES A WAIVER OF PARTICIPANT’S RIGHT TO BRING ANY CLAIM AS PART OF OR IN CONNECTION WITH A CLASS ACTION LAWSUIT OR CLAIM. THE PARTIES AGREE THAT NO COVERED CLAIM SHALL BE RESOLVED BY A JURY TRIAL AND NO COVERED CLAIM SHALL BE BROUGHT AS A CLASS ACTION.

10.    At-Will Employment. Nothing in this Agreement is intended to or shall modify the at-will nature of employment at the Company.

11.    Severability and Survival. If any provision of this Agreement shall be held by a court or the arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. The Company’s and Participant’s obligations under this Agreement shall survive the termination of the employment relationship.

12.    Complete Agreement. This Agreement contains a full and complete statement of the agreements and understandings as between the Company and Participant regarding resolution of disputes between them, and supersedes and replaces all previous agreements, whether written or oral, express or implied, relating to the subjects covered in this Agreement.

13.    Opportunity to Consult with Counsel. PARTICIPANT ACKNOWLEDGES AND AGREES THAT PARTICIPANT WAS AFFORDED THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH LEGAL COUNSEL AND HAS EITHER TAKEN ADVANTAGE OF THAT OPPORTUNITY, OR VOLUNTARILY DECLINED TO DO SO.

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